Exhibit 99.1

ADVANCED ENERGY ANNOUNCES REDEMPTION OF ITS REMAINING 2.50% CONVERTIBLE SENIOR NOTES DUE 2028

DENVER, Colo., June 12, 2026 — Advanced Energy Industries, Inc. (“Advanced Energy” or the “Company”) (Nasdaq: AEIS), a global leader in highly engineered, precision power conversion, measurement, and control solutions, announced today that it has issued a notice of redemption (the “Redemption Notice”) to redeem all $136,709,000 of its remaining outstanding 2.50% Convertible Senior Notes due 2028 (CUSIP Number 007973AE0) (the "Notes") on September 23, 2026 (the “Redemption Date”).

The Company is redeeming the Notes pursuant to Section 16.01 of the Indenture, dated as of September 12, 2023 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association (the “Trustee”). The redemption price is 100% of the principal amount of the Notes, plus accrued but unpaid interest to, but excluding, the Redemption Date.

The Company is electing to settle conversions of Notes by paying cash in respect of the principal portion of the converted Notes and delivering shares of common stock in respect of the remainder (other than cash in lieu of any fractional share). As of the date of the Redemption Notice, each $1,000 principal amount of Notes is convertible into common stock of the Company at a conversion price of approximately $137.46 (based on the Conversion Rate of 7.2747 shares of common stock per $1,000 principal amount of Notes, as adjusted). For Notes converted in connection with the redemption notice, the conversion rate will be increased by 0.0743 additional shares of common stock per $1,000 principal amount of Notes in accordance with Section 14.03 of the Indenture. Holders may surrender their Notes for conversion at any time prior to the close of business (which is 5:00 p.m., New York City time), on September 22, 2026, the scheduled trading day immediately preceding the Redemption Date. Holders of the Notes that wish to convert their Notes must satisfy the requirements set forth in the Notes and the Indenture, including Section 14.02(b) of the Indenture. The Observation Period (as defined in the Indenture) for all conversions from the date of the Redemption Notice and prior to the close of business on the business day immediately preceding the Redemption Date will commence on June 26, 2026, the 61st scheduled trading day immediately preceding the Redemption Date, to September 21, 2026, expected to be the last day of the 60 consecutive trading day period commencing on June 26, 2026.

Upon conversion, a holder will not receive any separate cash payment for accrued and unpaid interest and the Company’s settlement of the conversion obligation shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest to, but not including the relevant conversion date.

On the Redemption Date, the redemption price will become due and payable upon each Note to be redeemed and interest thereon shall cease to accrue on and after the Redemption Date. From and after the Redemption Date, unless the Company shall default in the payment of the redemption price, holders of the Notes shall only have the right to receive the redemption price upon surrender of the Notes to the paying agent.

A copy of the Redemption Notice may be obtained from the Trustee, as paying agent, by calling 800-934-6802.

About Advanced Energy

Advanced Energy Industries, Inc. (Nasdaq: AEIS) is a global leader in the design and manufacture of highly engineered, precision power conversion, measurement and control solutions for mission-critical applications and processes. Advanced Energy’s power solutions enable customer innovation in complex applications for a wide range of industries including semiconductor equipment, industrial production, medical and life sciences, data center computing, networking, and telecommunications. With engineering know-how and responsive service and support for customers around the globe, the company builds collaborative partnerships to meet technology advances, propels growth of its customers, and innovates the future of power. Advanced Energy has devoted four decades to perfecting power. It is headquartered in Denver, Colorado, USA.

Advanced Energy | Precision. Power. Performance. Trust.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not historical information are forward-looking statements. For example, statements relating to our beliefs, expectations, and plans, particularly statements about the expected redemption, are forward-looking statements, as are statements that certain actions, conditions, or circumstances will continue. The inclusion of words such as "anticipate," "expect," "estimate," "can," "may," "might," "continue," "enables," "plan," "intend," "should," "could," "would," "likely," "potential," or "believe," and similar expressions and the negative versions thereof indicate forward-looking statements; however, not all forward-looking statements may contain such words or expressions. Although we believe that our expectations reflected in or suggested by these forward-looking statements are reasonable, we may not achieve the results, performance, plans, or objectives expressed or implied by such forward-looking statements. Forward-looking statements involve risks and uncertainties, which are difficult to predict and many of which are beyond our control.

Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such statements. Such risks and uncertainties are described in Advanced Energy’s Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission (the “SEC”). These reports and statements are available on the SEC’s website at www.sec.gov. Copies may also be obtained from Advanced Energy’s investor relations page at ir.advancedenergy.com or by contacting Advanced Energy’s investor relations at 970-407-6555. Forward-looking statements are made and based on information available to us on the date of this press release, and readers are cautioned to not place undue reliance on forward-looking statements. We assume no obligation to update the information in this press release or provide the reasons why our actual results may differ.

Andrew Huang

Advanced Energy Industries, Inc.

970-407-6555

ir@aei.com